Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A of Fidelity Concord Street Trust: Fidelity(registered trademark) U.S. Bond Index Fund, Spartan(registered trademark) Total Market Index Fund, Spartan Extended Market Index Fund, Spartan International Index Fund, and Spartan U.S. Equity Index Fund of our reports dated April 13, 2000 on the financial statements and financial highlights included in the February 29, 2000 Annual Reports to Shareholders of Fidelity U.S. Bond Index Fund, Spartan Total Market Index Fund, Spartan Extended Market Index Fund, Spartan International Index Fund, and Spartan U.S. Equity Index Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

Boston, Massachusetts
April 19, 2000